UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report December 17, 2002

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II,

A CALIFORNIA LIMITED PARTNERSHIP

State or other jurisdiction of incorporation: California

Commission File Number: 33-4682

I.R.S. Employer of Identification No.: 77-0111643

Address of Principal executive offices:

1130 Iron Point Road, Suite 170, Folsom, California 95630

Registrant's telephone number, including area code:

(916) 353-0500

Former name, former address and former fiscal year, if changed since last year: N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X No ___

Item 2. Acquisition or Disposition of Assets

Disposition of Assets

This 8K filing shall serve as a status update to Capital Builders Development Properties II's disposition of its assets. The Fund consists of two (2) projects: Highlands 80 Commerce Center ("H80") which consists of eight (8) separate buildings each being offered for sale individually, and Capital Professional Center ("CPC") which consists of two (2) buildings being offered for sale as one project.

As previously reported on Form 8-K dated August 16, 2002, five (5) of H80's buildings were under contract for sale. Four (4) of these buildings closed escrow and were sold. The fifth building, 4608 Roseville Road, did not close escrow due to the Buyer choosing to option out of the contract during the due-diligence period. Subsequently, negotiations ensued with a new buyer and a sales contract was executed on December 6, 2002.

The following summarizes the building sales:

4604 Roseville Road

Sold: October 24, 2002

Consideration (Sale Price): $2,155,000.00

Name of Buyer: Nellie Leong, Trustee of the Mable C. Leong Testamentary Trust

4704 Roseville Road

Sold: November 1, 2002

Consideration (Sale Price): $2,210,000.00

Name of Buyer: Vladimir and Olga Turski

4708 Roseville Road

Sold: November 1, 2002

Consideration (Sale Price): $2,235,000.00

Name of Buyer: Ares Commercial Properties, Inc.

4700 Roseville Road

Sold: November 27, 2002

Consideration (Sale Price): $2,222,000.00

Name of Buyer: Child Abuse Prevention Council of Sacramento, Inc.

Cash proceeds from the sales of these four buildings, net of payments for sales commissions, expense prorations, and tenant security deposits, totaling $287,873, was utilized to pay off all three loans encumbering Highlands 80 Commerce Center and increase cash reserves by $1,060,137. The Phase I, II and III loans that were fully paid off in Escrow, were $4,325,355, $1,890,758 and $1,257,877, respectively.

As provided for in the CC&R's serving Highlands 80 Commerce Center, the Owners Association became active concurrently with the sale of the first building on October 24, 2002.

The Partnership and Partnership Management will remain in operation while the Partnership's assets are sold. To maintain the continuity and quality of management while the Partnership's assets are being sold, the Highlands 80's CC&R's provide for Capital Builders, Inc., the Managing General Partner for the Partnership, to be the initial Manager for the Owners Association, for an initial term of two years, beginning on October 24, 2002.

The following information summarizes the new contract for 4608 Roseville Road:

4608 Roseville Road

Contract Effective Date: December 6, 2002

Consideration (Sale Price): $1,850,000.00

Nature of Consideration: Cash

Anticipated Close of Escrow: No earlier than January 24, 2003 and no later than February 7, 2003

Name of Buyer: Browne Cattle Co., a California corporation, or Assignee

Additionally, the Partnership entered into a contract for sale for Capital Professional Center on November 8, 2002. A First Amendment to the Agreement of Purchase and Sale was executed on December 17, 2002. The following summarizes the information for this sale:

Asset: Capital Professional Center, 2200 A&B Eureka Road, Roseville, California

Contract Effective Date: November 8, 2002

First Amendment to Contract Date: December 17, 2002

Consideration (Sale Price): $8,000,000.00

Nature of Consideration: Assumption of Existing loan Financing Application Pending and Cash

Anticipated Close of Escrow: On or before January 22, 2003

Name of Buyer: Parkway Plaza Investors, a California limited partnership

Mr. Michael J. Metzger, President of Capital Builders, Inc., the Managing General Partner for the Partnership, served on the Board of the Child Abuse Prevention Council of Sacramento, Inc. ("CAPC") from June 1999 to May 2002. He resigned as of May 24, 2002 when it became apparent that CAPC had become a probable buyer for 4700 Roseville Road. The sale price of the building was determined competitively for the market. The Buyer (CAPC) is advised by their Board Members, which include a commercial real estate broker and independent counsel. The Seller (the Partnership) is represented by an independent real estate broker.

Other than the relationship mentioned in the preceding paragraph, there is no material relationship between the purchasers of the assets and the Partnership, its Managing General Partner or any of its affiliates, any directors or officers, or an associate of any director or officer.

The four buildings sold represent 40% of the Partnership's real estate holdings on a square footage basis. The projects currently under contract and anticipated to close during the first quarter of 2003 represent 26% of the Partnership's real estate holdings on a square footage basis.

Upon sale of all or substantially all of the buildings in the projects, Management will utilize the cash proceeds from the sales to pay existing Partnership obligations, maintain reserves for the remaining building and Partnership operations until completion of sales and operational liabilities, and then begin distributions to the Limited Partners of available distributable cash.

Item 7. - Financial Statements and Exhibits

(c) - Exhibits
EXHIBIT NUMBER	EXHIBIT
2.8

Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement") for 4608 Roseville Road, Highlands Eighty Commerce Center, dated for reference purposes only as of November 25, 2002, is entered into by and between Capital Builders Development Properties II, a California limited partnership ("Seller"), and Browne Cattle Co., A Calif. Corporation or assignee ("Buyer")

2.9

Agreement of Purchase and Sale Between Capital Builders Development Properties II, a California limited partnership, as Seller, and Parkway Plaza Investors, a California limited partnership, as Buyer, Covering 2200 Douglas Blvd., Roseville, California, Dated November 8, 2002.

2.10

First Amendment to Agreement of Purchase and Sale ("First Amendment"), 2200 Douglas Boulevard, Roseville, California, is made as of December 16, 2002, by and between Capital Builders Development Properties II, a California limited partnership ("Seller"), Parkway Plaza Investors, a California limited partnership ("Buyer"), and Asset Preservation, Inc., a California corporation ("Buyer's Assignee").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned, hereunto dully authorized.

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II

a California Limited Partnership

By: Capital Builders, Inc.

Its: Corporate General Partner

Date: December 23, 2002

By:_____________________________________

Michael J. Metzger

President

Date: December 23, 2002

By:_____________________________________

Kenneth L. Buckler

Chief Financial Officer